ARTICLES OF AMENDMENT

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                                      (1)

(2) The Millennium Rhim Funds, Inc.
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a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows:
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Change the corporate name to: Millennium Funds, Inc.




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                               STATE OF MARYLAND


      I hereby certify that this is a true and complete copy of the 2 page document on file in this office. Dated: September 18, 2000

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

                             BY: /S/ DARLA D. SIMMS
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                                 Custodian

     This stamp replaces our previous certification system. Effective: 6/95

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This amendment of the charter of the corporatioin has been approved by

(4) The directors and Shareholders
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We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5) /s/ LISA DE ALBA                                (5) /s/ ROBERT A. DOWLETT
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            Secretary                                   President


(6) 400 Montgomery Street, Suite 800
    San Francisco, CA 94104
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